As filed with the Securities and Exchange Commission on July 8, 2002
                                                               File No.333-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------

                               APHTON CORPORATION
             (Exact name of registrant as specified in its charter)

   Delaware                                                     95-3640931
(State or other         80 S.W. Eighth Street,                (I.R.S. Employer
jurisdiction of              Suite 2160                        Identification
incorporation or         Miami, Florida 33130                       Number)
organization)              (305) 374-7338
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                           ---------------------------

                                 Philip C. Gevas
                 Chairman, President and Chief Executive Officer
                               Aphton Corporation
                        80 S.W. Eighth Street, Suite 2160
                              Miami, Florida 33130
                                 (305) 374-7338
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                             Jonathan E. Kahn, Esq.
                                White & Case LLP
                           1155 Avenue of the Americas
                            New York, New York 10036
                           ---------------------------

         Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                          PROPOSED MAXIMUM AGGREGATE        PROPOSED MAXIMUM         AMOUNT OF
         TITLE OF SECURITIES               AMOUNT TO         PRICE PER SHARE(1)(2)         AGGREGATE OFFERING    REGISTRATION FEE(2)
          TO BE REGISTERED               BE REGISTERED                                          PRICE(1)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value              5,000,000                 $6.50                    $32,500,000             $2990
====================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933.
(2) Based on average of the high and low prices of the common stock reported on the Nasdaq National Market System on July 3, 2002.
                             ----------------------

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   SUBJECT TO COMPLETION, DATED JULY 8, 2002

                                   PROSPECTUS

                                5,000,000 Shares

                               APHTON CORPORATION

                                  Common Stock

     This prospectus allows us to issue and sell, from time to time in one or more offerings, up to 5,000,000 shares of our common stock.

     o We will provide a prospectus supplement each time we sell shares of our common stock pursuant to this prospectus.

     o The prospectus supplement will inform you about the specific terms of the offering and also may add, update or change information contained in this document.

     o You should read this document and any prospectus supplement carefully before you invest.

     Our common stock is traded on the Nasdaq National Market under the symbol "APHT." On July 5, 2002, the last reported sale price for our common stock on the Nasdaq National Market was $7.01 per share.

     Investing in our common stock involves risks. See "Risk Factors" beginning on page 3 of this prospectus for a discussion of certain factors you should consider before you buy shares of our common stock.

                              ---------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              ---------------------

                      The date of this prospectus is , 2002

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY.............................................................1

THE COMPANY....................................................................1

RECENT DEVELOPMENTS............................................................2

THE OFFERING...................................................................3

RISK FACTORS...................................................................3

NOTICE TO INVESTORS...........................................................10

FORWARD-LOOKING STATEMENTS....................................................11

USE OF PROCEEDS...............................................................12

PLAN OF DISTRIBUTION..........................................................12

LEGAL MATTERS.................................................................14

EXPERTS.......................................................................14

WHERE YOU CAN FIND MORE INFORMATION...........................................14

INCORPORATION OF DOCUMENTS BY REFERENCE.......................................15

                      -------------------------------------

                               PROSPECTUS SUMMARY


     This prospectus does not contain all of the information included in the registration statement and the exhibits to the registration statement. Statements included in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and you should refer to that agreement or document for a complete description. You should read both this prospectus and any prospectus supplement, together with the additional information described in this prospectus under the heading "Where You Can Find More Information."



                                   THE COMPANY


     Aphton Corporation is a biopharmaceutical company in one phase III and three phase II clinical trials. We apply our innovative technology-platform to develop products for neutralizing and removing from circulation, hormones and other molecules that participate in gastrointestinal system and reproductive system cancer and non-cancer diseases. We have key strategic alliances with Aventis Pasteur (NYSE: AVE) and GlaxoSmithKline (NYSE: GSK).

     We have financed our operations since inception through the sale of our equity securities and, to a lesser extent, using operating revenues from R&D limited partnerships to conduct research and development. These funds provided us with the resources to hire staff, construct our research and development facilities, acquire capital equipment and finance technology and product development, manufacturing and clinical trials.

     Currently, we are conducting a phase III clinical trial with our anti-gastrin targeted immunotherapy, called G17DT, which induces antibodies in the patient in order to neutralize gastrin 17 (a hormone normally secreted in the stomach that regulates stomach acid and is also secreted by, and linked in certain cases to, the growth of cancers), for patients with advanced pancreatic cancer in the U.S. and in Europe. We are conducting a phase II trial with G17DT for patients with histologically confirmed, locally advanced and metastatic stomach cancer. We have concluded a phase II trial with G17DT which showed the reduction of postprandial (post-meal) levels of gastrin to normal levels, including reducing the hypergastrinemia levels of gastrin induced by the proton-pump drug omeprazole, to pre-meal levels of gastrin, for patients treated with omeprazole. We plan to initiate a clinical trial at the end of this year to show, among other endpoints, that G17DT may be efficacious in providing symptomatic relief to patients suffering from gastroesophageal reflux disease (or GERD). A phase II trial is also underway in the U.S. and Europe using our immunogen called GnRH pharmaccine, which is a targeted immunotherapy that neutralizes the hormone GnRH, for the treatment of chronic diseases and cancer, for prostate cancer patients who are not responding to hormone therapy.

     We anticipate that our existing capital resources, which consist primarily of cash and short-term cash investments, including the proceeds from the sale of our equity securities and interest thereon, would enable us to maintain a range of operations into the third quarter of 2003. Our working capital and capital requirements depend on numerous factors, including the following:

     o the progress of our research and development program, preclinical testing and clinical trials;

     o    the timing and cost of obtaining regulatory approvals;

     o the levels of resources that we devote to product development, manufacturing and marketing capabilities;

     o    technological advances;

     o    competition; and

     o collaborative arrangements or strategic alliances with other drug companies, including the further development, manufacturing and marketing of certain of our products and our ability to obtain funds from such strategic alliances or from other sources.


                               RECENT DEVELOPMENTS


     On June 30, 2002, we decided that it is preferable for us to effect a registered offering after exploring an offering of up to approximately $25 million of shares of our common stock to qualified institutional buyers and accredited investors in a private placement in reliance upon Rule 506 under Regulation D under the Securities Act of 1933. On July 1, 2002, we abandoned this private offering and we and the placement agent terminated all offering activity in connection with the private offering. Any offers to buy or indications of interest given in the private offering were rejected or otherwise not accepted by Aphton Corporation. No securities were sold in the private placement. This prospectus supercedes any offering materials used in the abandoned private offering.

                                  THE OFFERING


   Common stock offered by this prospectus..............5,000,000 shares

   Common stock outstanding after the offering..........25,101,639 shares (1)

   Use of proceeds......................................For general corporate purposes, including our
                                                         ongoing clinical
                                                         trials and operations.
   Nasdaq National Market symbol........................APHT

-----------------------

(1) Assumes the sale of all of the shares offered hereby. Based on shares outstanding as of July 5, 2002. Does not include:

     - approximately 2,700,000 shares of common stock issuable upon exercise of outstanding warrants as of July 5, 2002, or

     - 848,216 shares to be issued, assuming an offering price of $7.00, pursuant to anti-dilution rights to shareholders of our common stock issued in connection with a private placement on August 24, 2001.



                                  RISK FACTORS


     If you purchase shares of our common stock, you will take on a financial risk. In deciding whether to invest, you should consider carefully the following factors, the information contained in this prospectus and the other information to which we have referred you. Additional risks and uncertainties not presently known to us or that we currently do not consider material also may impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

     Our potential products are in various stages of product development. Some of our potential products are in research or in early development, and we have generated no revenues from product sales. Our most advanced potential product, an immunogen to treat pancreatic cancer, is in a phase III trial in the United States and Europe. Our other potential products to treat stomach cancer, colorectal cancer, gastroesophageal reflux disease (or GERD), chronic peptic ulcers, breast cancer, endometriosis and prostate cancer are mostly at phase II but some potential products are in even earlier phases of development. All of our potential products will require expensive and extensive, time consuming clinical testing, and some may require additional research and development, prior to commercial use. Accordingly, we do not expect to derive revenues from these products for a number of years, if at all. These potential products may not be developed successfully into immunogens that can be administered to humans or may not prove to be safe and effective in clinical trials or cost-effective to manufacture and administer. We may encounter problems in clinical trials that will cause us to delay or suspend a clinical trial. Also, our products that are currently under development may not be completed successfully or within an acceptable time period, if at all. Further, our products may not receive regulatory approval. Finally, if any of our products do receive required regulatory approval, we may not be capable of producing those products in commercial quantities at reasonable costs or those products may not be accepted by the marketplace.

     We expect to continue incurring substantial operating losses in the next several years. We have experienced significant operating losses since our inception in 1981 and expect to continue incurring substantial operating losses for at least the next several years. We expect losses to increase as a result of the expenses associated with clinical testing and research and development. As of March 31, 2002, we had an accumulated deficit of approximately $111 million. Our ability to achieve profitability depends upon our ability, alone or through relationships with third parties, to develop successfully our technology and products, to obtain required regulatory approvals and to manufacture, market and sell such products.

     We have never paid any dividends and do not expect to pay cash dividends before significant product revenues, if any, are realized, if then.

     We have substantial capital requirements and we may not be able to obtain additional financing. Developing our technology and products will require a commitment of substantial funds to conduct the costly and time-consuming research and clinical trials necessary for such development. Our future capital requirements will depend on many other factors, including:

     o continued scientific progress in the research and development (clinical trials) of our products,

     o our ability to collaborate with others for the manufacture, marketing and sale of our products,

     o    the cost of regulatory approvals,

     o the cost of establishing, maintaining and enforcing intellectual property rights, competing technological and market developments, and

     o    changes in our existing research relationships.

     Our rate of expenditure during the three months ended March 31, 2002 averaged approximately $3.36 million per month. We anticipate that our rate of expenditure will likely decrease for the remainder of 2002 and will then likely increase in 2003. Our rate of expenditure may increase, however, if we pursue preclinical studies or clinical trials for our other products at a faster rate than we currently anticipate. We believe that our current capital resources, which consist primarily of cash and cash equivalents, should be sufficient, barring unforeseen circumstances, to fund our operating expenses and capital requirements as currently planned into the third quarter of the year 2003.

     We may seek additional financing through collaborative arrangements or through public or private equity or debt financings. Additional financing may not be available to us on acceptable terms or at all. If we raise additional funds by issuing equity securities, dilution to the interests of existing stockholders may result. If adequate funds are not available, we may be required to delay, reduce the scope of or eliminate one or more of our research or development programs or obtain funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, potential products or products that we would otherwise seek to develop or commercialize ourselves.

     Our different approach to disease treatment may not prove successful. Our products under development are based on an approach to disease therapy and prevention which has not yet been approved. Our approach may ultimately prove to be unsuccessful since:

     o    we may not successfully complete our product development efforts,

     o    our products may not be proven to be safe and effective,

     o we may not receive approval from the U.S. Food and Drug Administration or FDA, or any other applicable regulatory agencies, or

     o medical centers, hospitals, physicians or patients may not accept our products as readily as current drug therapies or other forms of treatment.

     Undesirable and unintended side effects or unfavorable publicity concerning any of our products or other products incorporating a similar approach could limit or curtail commercial use of our products and could have an adverse effect on our ability to obtain regulatory approvals and to achieve physician and patient acceptance.

     The development of our products is subject to extensive regulation. The research, preclinical development, clinical trials, manufacturing and marketing of our products are subject to extensive regulation by numerous governmental authorities in the United States and other countries. Clinical trials and manufacturing and marketing of products undergo rigorous testing and approval processes by the FDA and equivalent foreign regulatory authorities, including the Medicines Control Agency, or MCA, in the United Kingdom. The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. The time required for FDA approval is uncertain, and typically takes a number of years, depending on the type, complexity and novelty of the product. Since certain of our products involve the application of new technologies and are based on a new therapeutic approach, regulatory approvals may be obtained more slowly than for products produced using more conventional technologies. Additionally, we may encounter delays or disapprovals based upon additional government regulation resulting from future legislation or administrative action or changes in FDA or equivalent foreign regulatory policy made during the period of product development and regulatory review.

     We may apply for approval from MCA or other European Union regulatory agencies to commercialize our potential immunogen to treat one or more of the gastrointestinal system cancers and ulcerations previously described, prior to applying for similar FDA approval. Even if we obtain approval from the MCA or other foreign regulatory agencies, FDA approval would still be required prior to marketing such a product in the United States. Although we have filed an Investigational New Drug application, or IND (a type of submission used to ultimately obtain FDA approval to market a new drug), with the FDA and the FDA has permitted us to proceed with clinical trials in the United States for pancreatic cancer, gastric cancer and prostate cancer, the clinical trials will seek safety data as well as efficacy data and will require substantial time and significant funding. Furthermore, we, the FDA, the MCA or other foreign regulatory agencies may suspend clinical trials at any time if it is determined that the participants in such trials are being exposed to unacceptable health risks. Approval for any products we develop may not be granted by applicable regulatory agencies on a timely basis, if at all, or if granted the approval may not cover all the clinical indications for which we are seeking approval or may contain significant limitations in the form of warnings, precautions or contraindications with respect to conditions of use. Any delay in obtaining, or failure to obtain, necessary approvals would adversely affect our ability to generate product revenue. Failure to comply with the applicable regulatory requirements can, among other things, result in fines, suspensions of regulatory approvals, product recalls, operating restrictions and criminal prosecution. In addition, the marketing and manufacturing of drugs and biological products are subject to continuing FDA review, and later discovery of previously unknown problems with a product, its manufacture or its marketing may result in the FDA requiring further clinical research or restrictions on the product or the manufacturer, including withdrawal of the product from the market.

     The industry in which we operate is characterized by rapid technological change and intense competition. The treatment of diseases such as those to which our products are directed is subject to rapid, unpredictable and significant change. Our products under development seek to address certain cancers and diseases currently addressed, to some extent, by existing or evolving products and technologies of other biotechnology and pharmaceutical companies. Competition from other biotechnology companies, large pharmaceutical companies and universities and other research institutions is intense and is expected to increase. Many of these companies and institutions have substantially greater resources, research and development staffs and facilities than we do and have substantially greater experience in obtaining regulatory approval, and in manufacturing and marketing pharmaceutical products. In addition, other technologies may in the future be the basis of competitive products. Our competitors may succeed in developing technologies and products that are more effective than those we are developing or that would render our technology and products obsolete or noncompetitive.

     Our ability to enforce our patents and proprietary rights is uncertain. Our success will depend in large part on our ability to obtain patents, both in the United States and in other countries, maintain our unpatented trade secrets and operate without infringing on the proprietary rights of others. The patent positions of biotechnology and pharmaceutical companies can be highly uncertain and involve complex legal and factual questions, and therefore the breadth, validity and enforceability of claims allowed in patents we have obtained cannot be predicted.

     As of June 25, 2002 we held 27 issued patents and have pending patent applications and patent applications in preparation. Our pending applications or patent applications in preparation or may not be issued as patents in the future. Additionally, our existing patents, patents pending and patents that we may subsequently obtain will not necessarily preclude competitors from developing products that compete with products we have developed and thus would substantially lessen the value of our proprietary rights. We intend to file additional patent applications, when appropriate, relating to our technologies, improvements to our technologies and specific products we may develop. If any of our patents are challenged, invalidated, circumvented or held to be unenforceable, we could lose the protection of rights we believe to be valuable, and our business could be materially and adversely affected.

     Our commercial success also will depend, in part, on our not infringing patents issued to others. We may be required to obtain licenses to patents, patent applications or other proprietary rights of others. If we do not obtain such licenses, we could encounter delays in product introductions while we attempt to design around such patents, or the development, manufacture or sale of products requiring such licenses could be precluded. Our products may ultimately be found to infringe on the patents or proprietary rights of others. We could incur substantial costs, including diversion of management time, in defending ourselves in litigation brought against us on such patents or in litigation in which we assert our patents against another party, or in litigation brought by another party asserting its patents against us. If our competitors prepare and file patent applications in the United States that claim technology also claimed by us, we may have to participate in interference proceedings declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial financial costs to us and diversion of management attention, even if the eventual outcome is favorable to us. We believe there will continue to be significant litigation in the industry regarding patent and other intellectual property rights.

     We also rely on trade secrets to protect our technology, especially where patent protection is not believed to be appropriate or obtainable. We protect our proprietary technology and processes, in part, by confidentiality agreements with our employees, consultants and certain contractors. These agreements may not ultimately provide us with adequate protection.

     We depend on key personnel. We depend upon the services of our senior management, none of whom is subject to an employment agreement with us. We have not insured against the loss, due to death or disability, of any key personnel. The loss of the services of any key personnel could have a material adverse effect on us. Because of the specialized nature of our business, our success also depends upon our ability to attract and retain highly qualified scientists and other technical personnel. We face intense competition for such persons and we may not be able to attract or retain such individuals.

     We may be exposed to product liability claims and uninsured risk. The use of any of our products, whether for commercial applications or during pre-clinical or clinical trials, exposes us to an inherent risk of product liability claims if such products cause injury or result in adverse effects. Such liability might result from claims made directly by health care institutions, contract laboratories or others selling or using such products. We currently maintain product liability coverage against risks associated with testing our potential products in clinical trials. Insurance coverage for product liability, however, is becoming increasingly expensive and difficult to obtain. Insurance coverage may not be available in the future at an acceptable cost, if at all, or in sufficient amounts to protect us against such liability. The obligation to pay any product liability claim in excess of whatever insurance we are able to acquire could have a material adverse effect on our business, financial condition and future prospects.

     Our business involves the use of hazardous materials that could expose us to environmental liability. Our research and development activities involve the controlled use of hazardous materials, chemicals, cultures and various radioactive compounds. We are subject to federal, state and local laws and regulations governing the use, generation, manufacture, storage, air emission, effluent discharge, handling and disposal of such materials and certain waste products. Although we believe that our safety procedures for handling and disposing of such materials comply with the standards prescribed by such laws and regulations, the risk of accidental contamination or injury from these materials cannot be completely eliminated. In the event of such an accident, we could be held liable for any damages that result and any such liability could exceed our resources. We may be required to incur significant costs to comply with environmental laws and regulations in the future. Current or future environmental laws or regulations could materially adversely affect our business, financial condition and results of operations.

     We depend on others for manufacturing and marketing. We have no manufacturing facilities for commercial production of our products under development and have no experience in marketing, sales or distribution. We intend to continue establishing arrangements with and relying on third parties, including large pharmaceutical companies, to manufacture, market, sell and distribute any product we develop. Although we believe that parties to any future arrangements will have an economic incentive to perform successfully their contractual responsibilities, the amount and timing of resources to be dedicated to these activities will not be within our control. Such parties may not perform their obligations as expected, we may not derive any revenues from such arrangements and our reliance on others for manufacturing products may result in unforeseen problems with product supply. Should we encounter delays or difficulties in establishing relationships with manufacturers to produce, package and distribute any product we develop, market introduction and subsequent sales of such products would be adversely affected. Moreover, contract manufacturers that we may use must adhere to current good manufacturing practice regulations enforced by the FDA through its facilities inspection program. If these facilities cannot pass a pre-approval plant inspection, any FDA pre-market approval of our potential products would be adversely affected. Additionally, these manufacturers are subject to continual review and periodic inspections by the FDA and discovery of previously unknown problems with a manufacturer or facility may result in FDA restrictions which could adversely affect the manufacture and marketing of our products.

     We depend on one of our strategic collaborators to supply one of our key materials. Diphtheria Toxoid (DT) is a key material used in the development and manufacture of several of our therapeutic vaccines. We do not currently manufacture DT and large quantities of DT suitable for human use are not readily obtainable in the open market. We currently have a supply agreement with Aventis Pasteur, one of the few manufacturers of DT in the world, for this material. If the supply of DT from Aventis Pasteur is disrupted for any reason, we may be unable to obtain sufficient quantities of DT on a timely and cost-effective basis, if at all. This could result in increased costs, delayed development or ultimately unsuccessful clinical trials which could materially and adversely affect our ability to commercialize our products.

     Future healthcare reforms may adversely affect our financial results. The levels of revenues and profitability of biotechnology and pharmaceutical companies, including us, may be affected by the continuing efforts of governmental and third-party payors to contain or reduce the costs of health care through various means. For example, in certain foreign markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the United States, there have been, and we expect that there will continue to be, a number of federal and state proposals to control health care costs. It is uncertain what legislative proposals, if any, will be adopted or what actions federal, state or third-party payors may take in response to any health care reform proposals or legislation. Further, to the extent that such proposals or reforms have an adverse effect on our business, financial condition and profitability or that of other biotechnology or pharmaceutical companies that are prospective corporate partners for certain of our products, our ability to commercialize our products may be affected adversely.

     Our success depends on third party reimbursement. Successful commercialization of our products will depend in part on the availability of adequate reimbursement from third-party health care payors, such as government and private health insurers and other organizations. Third-party payors are increasingly challenging the pricing of medical products and services. Significant uncertainty exists as to the reimbursement status of newly approved health care products. Any product that we succeed in bringing to market may not be eligible for reimbursement at a level which is sufficient to enable us to achieve market acceptance of our products or to maintain appropriate pricing. Without such reimbursement, the market for our products may be limited. Significant reductions in insurance coverage also may have an adverse affect on our future operations.

     The price of our common stock may be volatile. The market price of our common stock, like that of securities of other biotechnology companies, has fluctuated significantly in recent years and is likely to fluctuate in the future. Announcements regarding

     o    scientific discoveries,

     o    strategic partnerships or arrangements,

     o    technological innovations,

     o    litigation and governmental inquiries,

     o    commercial products,

     o    patents or proprietary rights,

     o    the progress of clinical trials,

     o    government regulation,

     o public concern as to the safety of drugs and reliability of our testing processes,

     o general market conditions may have a significant effect on the market price of our common stock, and

     o fluctuations in financial performance from period to period may have a significant impact on the market price of our common stock.

     The exercise of outstanding warrants and other rights to obtain additional shares could dilute the value of the shares. As of July 5, 2002, we had outstanding warrants to purchase approximately 2,700,000 shares of common stock expiring at various dates through December 31, 2015, with exercise prices ranging from $0.25 to $24.00 per share, all of which contain anti-dilution provisions. The exercise of these warrants could result in dilution of the value of the shares of our common stock and the voting power represented thereby. Because of existing antidilution rights, issuances of our common stock which are made at a price per share of less than $12.00 may result in the issuance of a significant number of additional shares. We have granted antidilution rights to the holders of 1,187,503 shares of our common stock whereby in the event that, at any time before September 21, 2002, we issue shares of common stock or rights, warrants, options or other securities or debt that are convertible into or exchangeable for shares of common stock at a price per share less than $12.00 per share, then we must issue to those holders an additional number of shares of common stock equal to the number obtained by subtracting (a) the quotient obtained by dividing $14,250,036 (the total price paid by those holders) by that lesser purchase price minus (b) 1,187,503 (the total number of shares purchased by those holders). For example, if we issue shares of common stock at a price of $7.00 per share during the period ended September 21, 2002, then we must issue an aggregate of 848,216 shares of common stock to those holders. The foregoing does not apply to the grant of options or warrants or the issuance of additional securities to any employees or consultants under any duly authorized stock option, restricted stock plan or stock purchase plan. We may issue additional capital stock, warrants and/or options to raise capital in the future which could result in additional dilution. Additionally, to attract and retain key personnel, we may issue additional securities, including stock options.

     No prediction can be made as to the effect, if any, that future sales of shares of common stock, or the availability of shares for future sale, will have on the market price of the common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the market price of the common stock and may make it more difficult for us to sell our equity securities in the future at a time and price which we deem appropriate. Public or private sales of substantial amounts of our common stock by persons or entities that have exercised options and/or warrants could adversely affect the prevailing market price of the common stock.


                               NOTICE TO INVESTORS


     We have not authorized any dealer, salesperson or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement as if we had authorized it.

     This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

     You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is correct on any date after their respective dates, even though this prospectus or any prospectus supplement is delivered or securities are sold on a later date.

     Certain persons participating in this offering may engage in transactions that stabilize, maintain or otherwise affect the price of the common stock. Specifically, if underwriters participate in the offering, they may overallot in connection with the offering, and may bid for, and purchase, shares of the common stock in the open market. For a description of these activities, see "Plan of Distribution" on page 12.


                           FORWARD-LOOKING STATEMENTS


     This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus may contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

     These statements include, but are not limited to:

     o expectations as to the adequacy of our cash balances, cash flow from operations and the proceeds of securities issuances to support our operations for specified periods of time and as to the nature and level of cash expenditures;

     o expectations as to the receipt and timing of regulatory clearance and approvals;

     o expectations as to the development of our products, including our clinical research program; and

     o statements as to anticipated reimbursement from third-party healthcare payors for our products.

     The forward-looking statements included or incorporated by reference in these documents are based on the beliefs of our management as well as assumptions made by us and information available to us on the date hereof. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including all the risks discussed in "Risk Factors" and elsewhere in this prospectus.

     In addition, statements that use the terms "believe," "expect," "plan," "intend," "estimate," "anticipate" and similar expressions are intended to identify forward-looking statements. All forward-looking statements in this prospectus reflect our current views about future events and are based on assumptions and are subject to risks and uncertainties that could cause our actual results to differ materially from future results expressed or implied by the forward-looking statements. Many of these factors are beyond our ability to control or predict. You should not put undue reliance on any forward-looking statements. We undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws. In evaluating our business, you should consider carefully the factors set forth above under the heading "Risk Factors" in addition to the other information set forth in this prospectus and incorporated by reference in this prospectus.


                                 USE OF PROCEEDS


     We cannot guarantee that we will receive any proceeds in connection with this offering. We plan to use the net proceeds from the sale of our common stock for general corporate purposes, including to fund our ongoing clinical trials and operations. Currently, we are conducting a phase III clinical trial with our anti-gastrin targeted immunotherapy, called G17DT, which induces antibodies in the patient in order to neutralize gastrin 17 (a hormone normally secreted in the stomach that regulates stomach acid and is also secreted by, and linked in certain cases to, the growth of cancers), for patients with advanced pancreatic cancer in the U.S. and in Europe. We are conducting a phase II trial with G17DT for patients with histologically confirmed, locally advanced and metastatic stomach cancer. We have concluded a phase II trial with G17DT which showed the reduction of post-pradial (post-meal) levels of gastrin to normal levels, including reducing the hypergastrinemia levels of gastrin induced by the proton-pump drug omeprazole to pre-meal levels of gastrin, for patients treated with omeprazole. We plan to initiate a clinical trial at the end of this year to show, among other endpoints, that G17DT may be efficacious in providing symptomatic relief to patients suffering from gastroesophageal reflux disease (or GERD). A phase II trial is also underway in the U.S. and Europe using our immunogen called GnRH pharmaccine, which is a targeted immunotherapy that neutralizes the hormone GnRH, for the treatment of chronic diseases and cancer, for prostate cancer patients who are not responding to hormone therapy.

     We have not identified precisely the amounts we plan to spend on each of these areas or the timing of such expenditures. Accordingly, our management will have significant flexibility in applying such proceeds.

     Depending upon the amount raised in this offering, we may require additional funds within the 12-month period following this offering to continue to fund our ongoing clinical trials and operations. Additional capital may be raised through additional public or private equity financing, as well as collaborative relationships, borrowings and other available sources.


                              PLAN OF DISTRIBUTION


     We may offer our common stock for sale in one or more transactions, including block transactions, directly to purchasers, to or through underwriters, through dealers or agents, or through a combination of such methods. We may offer our common stock at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices determined on a negotiated or competitive bid basis.

     If we use underwriters in an offering of our common stock, we will execute an underwriting agreement with such underwriters and will set out the name of each underwriter and the terms of the transaction, including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be set forth on the cover of a prospectus supplement. Common stock will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If we use dealers in an offering of our common stock, we will sell the common stock to the dealers as principals. The dealers then may resell such shares of common stock to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a prospectus supplement.

     If we use agents in an offering of our common stock, the names of the agents and the terms of the agency arrangement will be set forth in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

     Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933) of the securities described in a prospectus supplement. Underwriters, dealers and agents, may be entitled to indemnification by us against certain liabilities (including liabilities under the Securities Act of 1933) under underwriting or other agreements. The terms of any indemnification provisions will be set forth in a prospectus supplement.

     We also may solicit offers to purchase our common stock from, and sell common stock directly to, institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resales thereof. The terms of any offer will be set forth in a prospectus supplement.

     Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business and receive customary fees for such services.

     If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase our common stock pursuant to contracts providing for payment and delivery on a future date. The obligations of any institutional investor will be subject to the condition that its purchase of our common stock will not be illegal, at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.

     To facilitate an underwritten offering of our common stock, certain persons participating in the underwritten offering may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. This may include over-allotments of the common stock.

Over-allotments involve the sale by persons participating in the offering of more common stock than we have sold to them. In such circumstances, these persons would cover over-allotments by purchasing our common stock in the open market or by exercising their over-allotment options. In addition, such persons may stabilize or maintain the price of our common stock by bidding for or purchasing our common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in any such offering may be reclaimed if common stock they sell are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our common stock at a level above that which might otherwise prevail in the open market. These transactions, if commenced, may discontinue at any time.


                                  LEGAL MATTERS


     Certain legal matters with respect to the shares of our common stock offered pursuant to this registration statement will be passed upon by White & Case LLP, New York, New York.



                                     EXPERTS


     The financial statements of Aphton Corporation as of and for the year ended January 31, 2001 and the eleven months ended December 31, 2001, appearing in Aphton Corporation's Transitional Report on Form 10-K for the eleven months ended December 31, 2001 have been audited by Ernst & Young LLP, independent certified public accountants, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

     The financial statements of Aphton Corporation for the year ended January 31, 2000, incorporated in this prospectus by reference to the Transitional Report on Form 10-K for the eleven months ended December 31, 2001, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                       WHERE YOU CAN FIND MORE INFORMATION


     We are subject to the informational reporting requirements of the Securities Exchange Act of 1934, and therefore we file reports, proxy statements and other information with the SEC. You may read and copy these reports and other information at the Public Reference Room maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. In addition, the SEC maintains a home page on the Internet (http://www.sec.gov) that contains certain reports and other information filed by us.

                     INCORPORATION OF DOCUMENTS BY REFERENCE


     The SEC allows us to "incorporate by reference" information from other documents that we file with them, which means that we can disclose important information by referring to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.

     This prospectus incorporates by reference the documents listed below.

     o Transitional Report on Form 10-K for the eleven months ended December 31, 2001;

     o    Quarterly Report on Form 10-Q for the period ended March 31, 2002;

     o Current Reports on Form 8-K filed on January 23, 2002 and January 31, 2002; two current reports on Form 8-K filed on February 5, 2002; current reports on Form 8-K filed on February 7, 2002, March 21, 2002, May 20, 2002 and June 12, 2002; the current report on Form 8-K filed on March 18, 2002 disclosing an underwriting agreement with Morgan Keegan & Company, Inc.;

     o The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on January 30, 1998.

     We also incorporate by reference additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this prospectus and prior to the entire time all of the shares of our common stock offered by this prospectus are sold. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     We undertake to provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of these filings, at no cost, by writing or telephoning us. Any requests should be directed to:

                               Aphton Corporation
                        80 S.W. Eighth Street, Suite 2160
                              Miami, Florida 33130
                               Tel: (305) 374-7338

     You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.*

         SEC registration fee................................$        2,990
         Legal fees and expenses.............................$       90,000
         Accounting fees and expenses........................$        6,000
         Miscellaneous.......................................$        1,010
                                                              --------------
                  Total......................................$      100,000
                                                              ==============

* All amounts are estimated except for the SEC registration fee.

Item 15. Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") permits the Company to indemnify any person who is or was a director, officer, employee and agent, or is or was serving at the request of the Company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise (each an "Insider") against liability for each such Insider's acts taken in his or her capacity as an Insider in a civil action, suit or proceeding if such actions were taken in good faith and in a manner which the Insider reasonably believed to be in or not opposed to the best interests of the Company, and in a criminal action, suit or proceeding, if the Insider had no reasonable cause to believe his or her conduct was unlawful, including under certain circumstances, suits by or in the right of the Company for any expenses, including attorneys' fees, judgments, fines and amounts paid in settlements and for any liabilities which the Insider may have incurred in consequence of such action, suit or proceeding under conditions stated in said
Section 145. The Company's Certificate of Incorporation and By-Laws provide that the Company shall indemnify its directors and officers to the fullest extent authorized by the DGCL; provided, that the Company will not be required to indemnify any director or executive officer in connection with a proceeding initiated by such person, with certain exceptions.

     As permitted by Section 102(b)(7) of the DGCL, Article NINTH of the Company's Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as amended, which concerns unlawful payments of dividends, stock purchases or redemption, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation permits the Company to secure insurance on behalf of any director, officer, employee or agent of the Company or another Company, partnership, joint venture, trust or other enterprise for any liability arising out of his or her actions in such capacity, regardless of whether the Company would have the power to indemnify such person against such liability under the DGCL.

     Item 16. Exhibits.

        Exhibit No.                                                Description
        -----------                                                -----------


          1.1  Form of Underwriting Agreement.

          4.1 Certificate of Incorporation of Aphton Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on January 30, 1998).

          4.2 Specimen of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form 8-A filed on January 30, 1998).

          5.1  Opinion of White & Case LLP.

          23.1 Consent of Ernst & Young LLP.

          23.2 Consent of PricewaterhouseCoopers LLP.

          23.3 Consent of White & Case LLP (included in their opinion filed as
               Exhibit 5.1 hereto).

          24.1 Power of Attorney (included on signature pages of this Registration Statement).

Item 17. Undertakings.

(a) The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
          Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d)  The undersigned Registrant hereby undertakes that:

     (1) For purpose of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (2) For the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida, on the 8th day of July, 2002.

                             APHTON CORPORATION


                             By: /s/ Philip C. Gevas
                                -----------------------------------------------
                                Philip C. Gevas
                                Chairman, President and Chief Executive Officer



                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, each person whose signature appears below constitutes and appoints Philip C. Gevas and Frederick W. Jacobs as his true and lawful attorneys-in-fact, each acting alone, with full power of substitution and resubstitution, for such person and in his name, place and stead in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




                Signature                                  Title                                    Date
                ---------                                  -----                                    ----


 /s/ Philip C. Gevas                       Chairman, President and Chief                       July 8, 2002
--------------------------------------     Executive Officer
Philip C. Gevas

 /s/ Robert S. Basso                       Director                                            July 8, 2002
--------------------------------------
Robert S. Basso





                Signature                                  Title                                    Date
                ---------                                  -----                                    ----


                                           Vice Chairman of the Board, Director                July 8, 2002
--------------------------------------     and Co-Chief Executive Officer
William A. Hasler

/s/ Nicholas John Stathis                  Director                                            July 8, 2002
--------------------------------------
Nicholas John Stathis

                                           Director                                            July 8, 2002
--------------------------------------
Georges Hibon

/s/ Frederick W. Jacobs                    Vice President, Treasurer, Chief                    July 8, 2002
--------------------------------------     Accounting Officer and Principal
Frederick W. Jacobs                        Financial Officer

                                      -6-

                                  EXHIBIT INDEX


   Exhibit No.                 Description
   -----------                 -----------


     1.1  Form of Underwriting Agreement.

     4.1 Certificate of Incorporation of Aphton Corporation (Incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K filed on January 30, 1998).

     4.2  Specimen of Common Stock Certificate (Incorporated by reference to
          Exhibit 4.1 to the Company's Registration Statement on Form 8-A filed on January 30, 1998).

     5.1  Opinion of White & Case LLP.

     23.1 Consent of Ernst & Young LLP

     23.2 Consent of PricewaterhouseCoopers LLP.

     23.3 Consent of White & Case LLP (included in their opinion filed as
          Exhibit 5.1 hereto).

     24.1 Power of Attorney (included on signature pages of this Registration Statement).